Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Kurrant Food Enterprises, Inc. for the quarter ending December 31, 2010, I, Christopher Bell, CEO and CFO of Kurrant Food Enterprises, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended December 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Kurrant Food Enterprises, Inc.

Date: February 10, 2011	By:	/s/ Christopher Bell
Christopher Bell
President, Chief Executive Officer and Chief Financial Officer